Exhibit 4(b)(1)(C)

                           GMAC COMMERCIAL CREDIT LLC
                           1290 Avenue of the Americas
                            New York, New York 10104

                                                        as of September 26, 2001


TII INDUSTRIES, INC.
1385 Akron Street
Copiague, New York 11726

                  Re:      CONSENT AND AMENDMENT
                           ---------------------

Gentlemen:

         Reference is made to the Revolving Credit, Term Loan and Security Agreement dated April 30, 1998 (the "Industries Loan Agreement") by and among GMAC Commercial Credit LLC, formerly known as BNY Factoring LLC, as successor by merger to BNY Financial Corporation ("Lender"), TII Industries, Inc. ("Industries") and TII Corporation ("Corporation"); the Revolving Credit, Term Loan and Security Agreement dated April 30, 1998 (the "Crown Loan Agreement"; and together with the Industries Loan Agreement, collectively, the "Loan Agreements" ) by and between Lender and Crown Tool & Die Company, Inc. ("Crown"); the Guaranty dated April 30, 1998 executed by Industries in favor of Lender (the "Industries Guaranty"); the Guaranty dated April 30, 1998 executed by Corporation in favor of Lender (the "Corporation Guaranty"); the Guaranty dated April 30, 1998 executed by TII-Dominicana Inc. ("Dominicana") in favor of Lender (the "Dominicana Guaranty"); the Guaranty dated April 30, 1998 executed by TII International, Inc. ("International") in favor of Lender (the "International Guaranty"); the Guaranty dated April 30, 1998 executed by Telecommunications Industries, Inc. ("Telecommunications"; and together with Industries, Corporation, Crown, Dominicana and International, collectively, the "Obligors" ) in favor of Lender (the "Telecommunications Guaranty"; and together with the Industries Guaranty, the Corporation Guaranty, the Dominicana Guaranty and the International Guaranty, collectively, the "Guaranties") and each of the notes, instruments, mortgages, agreements and other documents executed and/or delivered in connection therewith (all of the foregoing, as the same now exists or hereafter be amended, restated, renewed, extended, supplemented or otherwise modified, collectively, the "Loan Documents"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms as set forth in the Loan Agreements.

         Obligors have requested that Lender consent to certain transactions which are prohibited under the Loan Documents and have further requested that Lender amend certain provisions of the Loan Documents, all as more fully set forth herein. Lender has consented to such transactions and has agreed to amend certain provisions of the Loan Documents subject to the terms and conditions set forth herein.

         In consideration of the foregoing, the parties hereby agree as follows:

I.       CONSENTS
         --------

         A. Dissolution and Liquidations. Industries has requested that Lender consent to the liquidation and dissolution of each of International, Dominicana, Corporation, Crown and Telecommunications prior to January 31, 2002. Lender hereby consents to the dissolution and liquidation

TII INDUSTRIES, INC.
September 26, 2001
Page 2

of each of International, Dominicana, Corporation and Telecommunications prior to January 31, 2002, provided that:

                  1. Not less than five (5) Business Days prior to the consummation of any contemplated dissolution and liquidation, Industries shall provide Lender with written notice of its intention to consummate such transaction(s) together with a Pro Forma Balance Sheet for Industries after giving effect to the contemplated transaction(s);

                  2. Prior to the consummation of, and immediately after giving effect to, each such contemplated liquidation and dissolution, no Event of Default under the Industries Loan Agreement shall exist;

                  3. Concurrently with the liquidation of each such entity, Industries and the entity which is the subject of the liquidation (the "Liquidated Entity") will enter into one or more Assignment and Assumption Agreements, in form and content satisfactory to Lender in its sole discretion, pursuant to which Industries will be assigned all of the assets of the Liquidated Entity subject to the liens and security interest of Lender, and Industries shall assume all of the liabilities of the Liquidated Entity, including, without limitation, the Obligations of such Liquidated Entity to Lender;

                  4. The consummation of any contemplated liquidation and dissolution of a Liquidated Entity shall not have a material adverse effect on Industries, its business, its assets or the Collateral, as determined by GMACCC in its sole discretion;

                  5. Industries and any Liquidated Entity (prior to the liquidation and dissolution of such Liquidated Entity) shall execute and deliver to Lender, upon Lender's request, such documents and agreements as Lender may, from time to time, request to carry out the purposes, terms or conditions of this agreement;

                  6. As of the date hereof, Crown shall have no further right to request, and Lender shall have no further obligation to make, loans, advances or other financial accommodations under the Crown Loan Agreement; and

                  7. As of the date hereof, (a) Corporation shall have no further right to request, and Lender shall have no further obligation to make, loans, advances or other financial accommodations under the Industries Loan Agreement and (b) all references to "Borrowers" appearing in the Industries Loan Agreement shall be deemed amended and restated to mean solely Industries and its permitted successors and assigns.

         B. Sale of Assets. Industries has requested that Lender consent to the sale by Industries of its condominium located at Villa Caparra Executive Cond. (Apt. 7-G), Puerto Rico. Lender hereby consents to the sale by Industries of such condominium, provided that, the gross sale price of the condominium shall not be less than $150,000 and within five (5) Business Days after the consummation of such sale, Industries will remit the net proceeds of such sale to Lender for application to the Obligations.

TII INDUSTRIES, INC.
September 26, 2001
Page 3


         II. AMENDMENT Paragraph 6.5 of the Industries Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "6.5 Net Worth. Cause to be maintained at all times a consolidated Net Worth in an amount not less than $19,500,000 ("Minimum Net Worth"). For each of Borrowers' fiscal quarters during the Term commencing with the fiscal quarter beginning on June 30, 2001, Minimum Net Worth shall be increased by an amount equal to fifty percent (50%) of Net Income for each such quarter."

         III. GENERAL

         A. Industries hereby acknowledges, confirms and agrees that within thirty (30) days from the date hereof, Industries shall deliver to Lender schedules, in form and content satisfactory to Lender, of Industries' patents, trademarks and other intellectual property, and the failure by Industries to timely deliver such schedules shall constitute an Event of Default under the Industries Loan Agreement.

         B. In consideration of the consents and amendments given by Lender herein, Industries agrees to pay a non-refundable fee to Lender in the amount of $5,000, which fee shall be fully earned as of the date hereof and shall be charged by Lender to Industries as of the date hereof.

         C. Except as specifically set forth herein, no other changes or modifications to the Loan Documents are intended or implied, and in all other respects, the Loan Documents shall continue to remain in full force and effect in accordance with their respective terms as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by Lender of any other provision of the Loan Documents nor shall anything contained herein be construed as a consent by Lender to any transaction other than that specifically consented to herein.

         D. The terms and provisions of this Agreement shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right benefit or interest under this Agreement. This Agreement may be signed in counterparts, each of which shall be an original and all of which when taken together shall constitute one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged.

         E. This Agreement sets forth the entire agreement and understanding of the parties with respect to the matter set forth herein. This Agreement cannot be changed, modified, amended or terminated except in writing executed by the party to be charged.

                                                 Very truly yours,

                                                 GMAC COMMERCIAL CREDIT LLC

                                                 By: /s/ Frank Imperato
                                                    ----------------------------

                                                 Title:      SVP
                                                    ----------------------------



ACKNOWLEDGED AND AGREED:

TII INDUSTRIES, INC.

By: /s/ Kenneth A. Paladino
    ---------------------------------------

Title: VP Finance and Treasurer
       ------------------------------------


TII CORPORATION

By: /s/ Kenneth A. Paladino
    ---------------------------------------

Title: VP Finance and Treasurer
       ------------------------------------



                       [SIGNATURES CONTINUED ON NEXT PAGE]

TII INDUSTRIES, INC.
September 26, 2001
Page 4


                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



CROWN TOOL & DIE COMPANY, INC.

By: /s/ Timothy J. Roach
    ------------------------------------------

Title: President
       ---------------------------------------


TII-DOMINICANA, INC.

By: /s/ Timothy J. Roach
    ------------------------------------------

Title: President
       ---------------------------------------


TII INTERNATIONAL, INC.

By: /s/ Timothy J. Roach
    ------------------------------------------

Title: President
       ---------------------------------------


TELECOMMUNICATIONS INDUSTRIES, INC.

By: /s/ Timothy J. Roach
    ------------------------------------------

Title: President
       ---------------------------------------